                                                                    Exhibit 10.3

                          ARRID MANUFACTURING AGREEMENT

                  Arrid Manufacturing Agreement, dated as of September 28, 2001 (this "Agreement"), between Church & Dwight Co., Inc., a Delaware corporation
       ---------
("C&D"), and Armkel, LLC, a Delaware limited liability company ("Armkel") (each
  ---                                                            ------
of Armkel and C&D, a "Party" and collectively, the "Parties").
                      -----                         -------

                                    RECITALS:

                  WHEREAS, Carter-Wallace, Inc., a Delaware corporation ("CW")
                                                                          --
and Armkel have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, and as amended, the "Asset Purchase Agreement"), providing for, among other things, the
              ------------------------
sale, conveyance, transfer, assignment and delivery to Armkel of all of CW's and its Affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Armkel of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement; such sales, transfers, assignments, purchases, acceptances and assumptions collectively, the "Asset Purchase");
 --------------

                  WHEREAS, included within the Purchased Assets and Assumed Liabilities are assets and liabilities relating to (i) the Arrid Extra Dry, Arrid XX and Lady's Choice anti-perspirant and deodorant product lines of the Business for the United States and Canadian markets (the "APD Product Lines")
                                                          -----------------
and (ii) the Lambert Kay division of pet products (the "Lambert Kay Product
                                                        -------------------
Line," and collectively with the APD Product Lines, the "Product Lines
----                                                     -------------
Business");
--------

                  WHEREAS, with respect to the Product Lines Business, Armkel and C&D have executed and delivered an Amended and Restated Product Line Purchase Agreement, dated as of July 30, 2001 and effective as of May 7, 2001 (the "Product Line Purchase Agreement"), providing for, among other things, the
      -------------------------------
sale, conveyance, transfer, assignment and delivery to C&D of all of Armkel's rights, title and interest in and to the PL Purchased Assets (as defined in the Product Line Purchase Agreement) and the assumption by C&D of the PL Assumed Liabilities (as defined in the Product Line Purchase Agreement);

                  WHEREAS, following the Asset Purchase, Armkel will retain ownership and operation of the Cranbury, New Jersey manufacturing and distribution facility (the "Facility") where certain Products (as defined
                            --------
herein) related to the APD Product Lines are manufactured and distributed;

                  WHEREAS, pursuant to the Product Line Purchase Agreement, C&D has purchased the Equipment (as defined herein) located at the Facility and used in manufacturing the Products; and

                  WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement and the Product Line Purchase Agreement, C&D and Armkel have agreed that Armkel will manufacture and sell and C&D will purchase supplies of the Products in the quantities, for the period and subject to the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1      General Terms.  For purposes of this Agreement, the
                           -------------
following terms have the meanings hereinafter indicated:

                  "Affiliate" shall mean, with respect to any Person, any other
                   ---------
Person directly or indirectly controlling, controlled by or under common control with such Person as of the time of determination.

                  "Agreement" shall have the meaning assigned thereto in the
                   ---------
Preamble.

                  "APD Product Lines" shall have the meaning assigned thereto in
                   -----------------
the Recitals.

                  "Armkel" shall have the meaning assigned thereto in the
                   ------
Preamble.

                  "Armkel Indemnified Parties" shall have the meaning specified
                   --------------------------
in Section 8.1.

                  "Asset Purchase" shall have the meaning assigned thereto in
                   --------------
the Recitals.

                  "Asset Purchase Agreement" shall have the meaning assigned
                   ------------------------
thereto in the Recitals.

                  "Bankruptcy Event" with respect to a Party shall mean the
                   ----------------
filing of an involuntary petition in bankruptcy or similar proceeding against such Party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within 60 days after the filing thereof, or if such Party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition in bankruptcy or similar proceeding or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

                  "Business Day" shall mean any day other than a Saturday, a
                   ------------
Sunday or a day on which banks in the City of New York are authorized or obligated by law or executive order to close.

                  "Capital Repairs" shall have the meaning specified in Section
                   ---------------
3.2.

                  "Change of Control" means the occurrence of any of the
                   -----------------
following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of

1934, as amended) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the capital stock of C&D outstanding at such time; (ii) a merger or consolidation or similar transaction involving C&D after which the holders of C&D's capital stock do not own at least 65% of the total voting power represented by the capital stock of the surviving entity of such merger or consolidation; or (iii) the adoption of a plan of complete liquidation or the sale or disposition by C&D of at least 75% of its assets in any one or series of transactions.

                  "Claim Notice" shall have the meaning specified in Section
                   ------------
8.3.

                  "Closing" shall have the meaning set forth in the Product Line
                   -------
Purchase Agreement.

                  "Closing Date" shall have the meaning set forth in the Product
                   ------------
Line Purchase Agreement.

                  "Collective Bargaining Employee" shall have the meaning
                   ------------------------------
specified in Section 2.6(a).

                  "Collectively Bargained Agreements" shall have the meaning
                   ---------------------------------
specified in Section 2.6(a).

                  "Confidential Information" shall have the meaning specified in
                   ------------------------
Section 9.2.

                  "CW" shall have the meaning assigned thereto in the Recitals.
                   --

                  "C&D" shall have the meaning assigned thereto in the Preamble.
                   ---

                  "C&D Indemnified Parties" shall have the meaning specified in
                   -----------------------
Section 8.2.

                  "Equipment" shall mean the equipment and tangible personal
                   ---------
property set forth on Exhibit A.

                  "Facility" shall have the meaning assigned thereto in the
                   --------
Recitals.

                  "Force Majeure Event" shall have the meaning specified in
                   -------------------
Section 9.1.

                  "Good Manufacturing Practices" shall have the meaning
                   ----------------------------
specified in Section 5.9(a).

                  "Indemnified Party" shall have the meaning specified in
                   -----------------
Sections 8.1 and 8.2.

                  "Indemnifying Party" shall have the meaning specified in
                   ------------------
Sections 8.1 and 8.2.

                  "Indemnity Claim" shall have the meaning specified in Section
                   ---------------
8.3.

                  "Kelso Member" shall have the meaning set forth in the LLC
                   ------------
Agreement.

                  "LLC Agreement" shall mean the Amended and Restated Limited
                   -------------
Liability Company Agreement of Armkel, LLC, dated as of August 27, 2001, as the same may be amended or modified from time to time.

                  "Lambert Kay Product Line" shall have the meaning assigned
                   ------------------------
thereto in the Recitals.

                  "Losses" shall have the meaning specified in Section 8.1.
                   ------

                  "Manufacturing Costs" shall mean, to the extent incurred in
                   -------------------
manufacturing and supplying the Products hereunder, all of Armkel's (i) actual material and inbound freight costs, plus (ii) direct labor costs, plus (iii)
                                    ----                          ----
manufacturing and quality control overhead, including without limitation, employees, production and lab supplies, repairs, maintenance and depreciation of equipment, warehousing and facility space costs, which overhead, in the case of employees of Armkel, shall be composed of the product of (x) the sum of all salary, wages and benefits of the relevant employee, multiplied by (y) the
                                                     -------------
quotient of (I) the amount of time such employee is engaged in activities for Armkel that relate to the manufacture of the Products hereunder divided by (II)
                                                                ----------
the total amount of time such employee is engaged in activities for Armkel.

                  "Manufacturing Services" shall have the meaning specified in
                   ----------------------
Section 2.2.

                  "Marks" shall have the meaning specified in Section 9.4.
                   -----

                  "Notice Period" shall have the meaning specified in Section
                   -------------
8.3.

                  "Party" shall have the meaning assigned thereto in the
                   -----
Preamble.

                  "Person" shall mean any individual, firm, partnership,
                   ------
association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement), corporation, limited liability company or other entity.

                  "Product Line Purchase Agreement" shall have the meaning
                   -------------------------------
assigned thereto in the Recitals.

                  "Product Lines Business" shall have the meaning assigned
                   ----------------------
thereto in the Recitals.

                  "Product Production Orders" shall have the meaning specified
                   -------------------------
in Section 4.2.

                  "Production CBA" shall have the meaning specified in Section
                   --------------
2.6(a).

                  "Production Employees" shall have the meaning specified in
                   --------------------
Section 2.6(a).

                  "Products" shall mean those products listed on Exhibit B, and
                   --------
those products, if any, which may be added to Exhibit B by the mutual written agreement of the Parties.

                  "QC CBA" shall have the meaning specified in Section 2.6.
                   ------

                  "QC Employees" shall have the meaning specified in Section
                   ------------
2.6.

                  "Recall" shall have the meaning specified in Section 5.12.
                   ------

                  "Rejection Notice" shall have the meaning specified in Section
                   ----------------
5.10.

                  "Removal Period" shall have the meaning specified in Section
                   --------------
3.3.

                  "Specifications" shall mean the specifications currently used
                   --------------
by CW to produce the Products, as revised in accordance with Section 2.2.

                  "Subsidiary" shall mean, with respect to any Person, more than
                   ----------
50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both.

                  "Third Party Claim" shall have the meaning specified in
                   -----------------
Section 8.3.

                  "Transition Services Agreement" shall have the meaning
                   -----------------------------
specified in Section 2.6(b).

                  "Union" shall have the meaning specified in Section 2.6(a).
                   -----

                                   ARTICLE II

                              SERVICES AND PRODUCTS

                  2.1   Services. (a) Armkel shall provide or cause one of its
                        --------
Affiliates to provide to C&D or the relevant Affiliate of C&D the Manufacturing Services for the term of the Agreement. The Manufacturing Services shall be as described in Section 2.2. Additions or variations to the level of the Manufacturing Services or Manufacturing Costs may be made from time to time by agreement between the Parties. In the event any Manufacturing Service is terminated in accordance with Section 6.4, this Agreement shall remain in effect unless otherwise terminated in full in accordance with Article VI.

                        (b) Each Party shall create and maintain full and accurate books in connection with the provision of the Manufacturing Services, and all other records relevant to this Agreement, and upon reasonable notice from the other Party shall make available for inspection and copy by such other Party's agents such records during reasonable business hours.

                  2.2   Manufacturing Services.
                        ----------------------

                        (a)  Product Quantities.  During the term of this
                             ------------------
Agreement, and subject to the provisions of this Agreement, Armkel shall manufacture and supply to C&D in accordance with the terms of this Agreement, including, without limitation, the Specifications in respect of the Products, 100% of C&D's total requirements for the Products (such manufacturing and supply services, the "Manufacturing Services") with the exception of any Products produced at C&D's own facilities.

                        (b)  Revised Specifications.  At the request and at the
                             ----------------------
sole cost and expense of C&D, the Specifications for any Products manufactured hereunder may be revised at any time upon the agreement of Armkel, which agreement will not be unreasonably withheld, delayed or conditioned. The cost of conversion to the new Specifications shall be composed of Armkel's actual conversion costs reasonably incurred by Armkel at C&D's direction, and with Armkel's agreement contemplated by this Section 2.2.

                  2.3 Changes. Except with the prior written consent of C&D,
                      -------
Armkel will not make any change to Product ingredients, components, Specifications, trade dress or packaging. Cost incurred by Armkel for any changes requested by C&D shall be borne by C&D.

                  2.4 No Competitive Products by Armkel. Armkel agrees that it
                      ---------------------------------
shall not manufacture, nor cause or allow any of its Affiliates to manufacture, the Products for any reason except as provided in this Agreement. Notwithstanding the foregoing, the Parties acknowledge and agree that the Products may be manufactured by a third party from time to time for limited periods, as determined by Armkel in its reasonable discretion, provided that the Manufacturing Costs shall remain applicable to the Manufacturing Services hereunder. Except as provided in this Agreement, during the term of this Agreement, Armkel shall not manufacture, nor cause any of its Affiliates to manufacture, for itself or for an other party, any product that is the same as, or similar in design, function or appearance to, the Products. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Armkel from manufacturing and distributing products for the Arrid, Arrid XX and Lady's Choice product lines to the extent such assets or product lines are retained by Armkel under Section 1.2(a) of the Product Line Purchase Agreement (i.e., Armkel may manufacture and distribute the Arrid, Arrid XX and Lady's Choice product lines for the U.K. and Australian markets).

                  2.5 Parameters of Services; Standard of Service. (a) The
                      -------------------------------------------
Manufacturing Services shall be in scope and nature substantially the same as such Manufacturing Services were provided within CW for the four quarters prior to the date of the Asset Purchase Agreement unless otherwise agreed to by the Parties.

                      (b) In performing the Manufacturing Services, Armkel or any of its Affiliates providing the Manufacturing Services on its behalf shall provide substantially the same level of service and use substantially the same degree of care as consistent with the level of services provided within CW for the four quarters prior to the date of the Asset Purchase Agreement, and in connection with the provisions of such Manufacturing Services, Armkel shall not favor its own products, divisions or Subsidiaries over those provided to C&D (when viewed on an aggregate basis) (it being understood that Armkel may be unable to retain and/or attract qualified employees from time to time; accordingly, to the extent Armkel is so affected, Armkel shall not be in breach of its obligations hereunder so long as it uses its reasonable best efforts to hire or make available replacement personnel to perform the Manufacturing Services required hereunder).

                  2.6 Collective Bargaining Employees. (a) Upon the Closing, and
                      -------------------------------
to the extent consistent with its obligations under the Collectively Bargained Agreements (as defined herein), Armkel shall make available to C&D a sufficient number of (i) certain production employees ("Production Employees") who are
                                             --------------------
covered under the collective bargaining agreement (the "Production CBA") between
                                                        --------------
Armkel and the Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO, CLC and its Local 2-5570 (the "Union") to operate
                                                             -----
the

APD Product Lines operations at the Facility and (ii) certain quality control employees ("QC Employees", and together with Production Employees, the
            ------------
"Collective Bargaining Employees") who are covered under the collective
 -------------------------------
bargaining agreement (the "QC CBA," and collectively, with the Production CBA,
                           ------
the "Collectively Bargained Agreements") between the Union and Armkel to
     ---------------------------------
perform, at the direction of C&D's employees, certain quality control functions with respect to the APD Product Lines consistent with past practice at the Facility. As of the date of this Agreement, C&D estimates that it will require 78 Production Employees and 15 QC Employees. C&D will update such estimates monthly during the term that Manufacturing Services are provided.

                      (b) Subject to the Collectively Bargained Agreements and the Transition Services Agreement, dated as of the Closing Date, between Armkel and CW (the "Transition Services Agreement"), C&D shall have priority rights to
             -----------------------------
choose which skilled or partially qualified Collective Bargaining Employees are made available to it by Armkel.

                      (c) C&D will use its best efforts to provide Armkel with 30 days' prior written notice if it shall require that Armkel reduce or increase the number of Collective Bargaining Employees it is providing to C&D, but Armkel shall be required to provide additional Collective Bargaining Employees to C&D only if Armkel has such Collective Bargaining Employees available to it and to the extent consistent with its obligations under the Collectively Bargained Agreements and the Transition Services Agreement.

                      (d) No Collective Bargaining Employee and no employee of Armkel performing Manufacturing Services for C&D at the Facility shall be deemed to be an employee of C&D; provided, however, that no Collective Bargaining
                          --------
Employee and no employee of Armkel performing Manufacturing Services for C&D at the Facility shall be permitted by C&D to perform any task for which such Collective Bargaining Employee or employee of Armkel performing Manufacturing Services for C&D at the Facility does not possess necessary training, education and background, or for which such Collective Bargaining Employee or employee of Armkel performing Manufacturing Services for C&D at the Facility is otherwise disqualified by applicable law or regulation.

                  2.7 Ownership. Neither Armkel nor any Affiliate thereof is
                      ---------
acquiring pursuant to this Agreement any ownership interests in the Products manufactured hereunder or any related intellectual property (other than Armkel's ownership of inventory in the ordinary course of manufacture hereunder, until title passes pursuant to Section 4.4).

                                   ARTICLE III

                                    EQUIPMENT

                  3.1 Equipment License. C&D hereby grants to Armkel a
                      -----------------
royalty-free license to use the Equipment for the sole and exclusive purpose of manufacturing the Products for C&D, and Armkel hereby accepts such license, all on the terms and conditions set forth in this Agreement. The Equipment and Confidential Information shall at all times be and remain the property of C&D, and Armkel shall have no interest therein or rights thereto except as specifically provided in this Agreement. Armkel shall not remove the Equipment from the

Facility during the term of this Agreement or thereafter without C&D's written consent. If requested by C&D, Armkel shall affix to the Equipment asset tags indicating that the Equipment is the property of C&D. Armkel acknowledges that it is a bailee with respect to the Equipment.

                  3.2 Maintenance and Repair of Equipment. During the term of
                      -----------------------------------
this Agreement, Armkel shall perform, at its cost and expense, all routine maintenance and repair in substantial conformity with what has historically been performed on the Equipment at such intervals as have been historically customary to maintain the Equipment in good working order, including but not limited to changing oil, replacing filters and lubrication. C&D shall bear the costs and expenses of repairs to the Equipment that are not routine or which extend the useful life of the Equipment beyond routine maintenance and servicing (referred to herein as "Capital Repairs"). If the historical performance of maintenance,
              ---------------
cleaning, and repair failed to conform with current Good Manufacturing Practices, Armkel agrees to henceforth comply with such equipment standard. If Armkel ascertains that the Equipment requires any Capital Repairs, Armkel shall promptly advise C&D thereof by telephone or fax pursuant to Section 9.10 hereof. Except in the case of an emergency, C&D shall have the right to direct the manner in which such Capital Repairs shall be effected, and Armkel shall abide by such directions. To the extent Armkel reasonably incurs any out-of-pocket costs or otherwise at C&D's direction for Capital Repairs (including time of its own employees in diagnosing or effecting any such repairs), Armkel shall invoice C&D therefor, which invoice shall be accompanied by the invoices or vouchers for such costs. C&D shall pay such invoice within 30 days after its receipt thereof.

                  3.3 Return of Equipment. After any termination hereunder and
                      -------------------
for one month thereafter (the "Removal Period"), C&D and its designated
                               --------------
contractors shall have the right (which C&D may exercise at any time and from time to time during such period, upon reasonable notice and subject to the consent of Armkel, which consent shall not unreasonably be withheld) to enter upon the Facility and remove the Equipment or any components thereof therefrom, provided, however, that such removal shall not unreasonably interfere with
--------  -------
operation of the Facility. During the course of such removal, Armkel may reasonably restrict access by C&D's employees to the areas of the Facility where products other than C&D's products are being manufactured; provided, that in no
                                                           --------
event shall C&D be ultimately prevented from removing the Equipment as a result of such restrictions. Equipment not removed by the expiration of the Removal Period shall be and become the property of Armkel without further act or charge. Armkel shall cooperate with C&D and shall provide at C&D's request employees to assist C&D in disassembling and crating any such Equipment prior to its removal. Armkel's obligation to provide employees to assist in disassembling and crating equipment shall be contingent upon Armkel having employees available for such duties without adversely impacting Armkel's other operations; provided, that to
                                                              --------
the extent C&D has requested of Armkel that Equipment be removed and it is not removed due to Armkel not providing sufficient employees to assist in the removal, the date referenced in the first sentence of this Section 3.3 shall be extended to the extent required to permit removal of the Equipment with the necessary assistance of Armkel's employees. C&D shall repair any damage to the Facility caused by such removal and shall reimburse Armkel for reasonable out-of-pocket costs (including time of Armkel's own employees) incurred by Armkel in disassembling and crating the Equipment, costs for which are to be agreed upon by both parties in good faith in advance of any such activity. It is C&D's responsibility to validate that Equipment is operational before removal and, without limiting Armkel's obligation to provide C&D assistance as contemplated hereby, it is C&D's sole responsibility to ensure successful removal, transportation and reinstallation in C&D's facility. Armkel makes no warranties for Equipment other than that it will be maintained as described herein. During Equipment removal, C&D agrees to adhere to the general contractor and removal procedures and standards observed in the consumer products industry.

                                   ARTICLE IV

                                   SCHEDULING

                  In order to permit production and supply in the most efficient and economical manner possible, the following procedures shall apply during the term of this Agreement:

                  4.1 Best Estimated Forecast of Product Requirements. C&D shall
                      -----------------------------------------------
provide Armkel with its best estimated 6-month rolling forecasts of C&D's requirements, by month and by seven digit SKU number, for supply of the Products. Except for the first forecast which shall be delivered at or prior to the Closing and which shall be for the number of days from the date of the Closing until the next following December 31, each such forecast will be for a 6-month period beginning on the first month to which it applies and shall be due 30 days before commencement of the period to which it applies. The forecasts delivered hereunder are not firm commitments by C&D to order or purchase the Products, but are provided only as a guide to assist Armkel in scheduling production.

                  4.2 Production Orders. C&D will issue to Armkel production
                      -----------------
orders which shall serve as a firm order for the Products (each, a "Product
                                                                    -------
Production Order"). Such Product Production Orders shall be issued at least
----------------
fourteen calendar days prior to the anticipated delivery date for Products covered by such order or such other longer lead time and batch sizes as had been customary for the Products during the prior four quarters. C&D will use its reasonable best efforts to give Armkel longer lead times whenever possible and Armkel will use all reasonable commercial efforts to fulfill any short lead time orders.

                  4.3 Delivery, Pricing and Payment. (a) Armkel shall coordinate
                      -----------------------------
deliveries of the Products with a traffic representative designated by C&D. All shipments shall be at the agreed upon level of costs and services. C&D shall provide Armkel a list of common carriers from time to time for its approval, which shall not be unreasonably withheld, and Armkel shall schedule deliveries with the common carriers and with the appropriate C&D personnel. Armkel shall have the responsibility to inspect all carriers shipping the Products and shall reject any carrier not in a clean, dry and odorless condition or which is not otherwise in accordance with industry practice. The rejection of any carrier not meeting C&D's standards shall be immediately reported to C&D's representative. If after inspection, Armkel determines that the carrier meets C&D's requirements for carrier fitness, Armkel shall proceed to deliver the Products to the carrier.

                      (b) All shipments of the Products by common carrier shall be consistent with the published price list. Armkel will maintain adequate and accurate shipping records in order that the Product lots on all shipments may be traced. Unless otherwise specified herein, C&D shall be responsible for paying all shipping costs and expenses associated with the transportation of the Products.

                  4.4 Risk of Loss and Insurance. (a) Title to the Products
                      --------------------------
shall be and remain with C&D from the date the Product is delivered to the carrier at the Facility for delivery to C&D. Armkel shall bear the risk of loss to the Products until it is delivered to the carrier at the Facility for delivery to C&D.

                      (b) At all times during the term of this Agreement, Armkel shall, at its sole cost and expense, maintain commercial public liability insurance in amounts not less than:

                      (i)  property insurance at cash value of the Facility; and

                      (ii) liability insurance for bodily injury and property
                           damage of $5,000,000 combined single limit per occurrence and in the aggregate.

A copy of each insurance policy or certificate thereof shall be issued by an insurer reasonably satisfactory to C&D and authorized to issue such policy or policies, shall name C&D and the mortgagee of C&D, if any, as additional insured and shall otherwise be reasonably satisfactory to C&D, and shall be delivered to the C&D within 10 calendar days following commencement of this Agreement and shall not be subject to cancellation upon less than 10 calendar days written notice to C&D.

                      (c) Armkel acknowledges that C&D has an interest in resolving product liability claims quickly and in a manner that minimizes the negative impact of the experience to the consumer. Armkel further acknowledges that packages of the Products produced by Armkel may have a toll-free number for consumers to call in order to make comments about the Products. As a result, C&D will be in a position to solve many product liability claims quickly and for a nominal amount. Notwithstanding Section 8.3, Armkel hereby agrees that C&D may handle product liability claims regarding the Products provided such claims can be settled for less than $5,000 on an individual basis. In the event the claim is a result of actions or inactions of Armkel for which it would be responsible under this Agreement, Armkel agrees to reimburse C&D for costs of settling these claims, notwithstanding the fact that it may not have been notified of such claim prior to settlement. Settlements for amounts greater than $5,000 will be subject in all respects to Articles VII and VIII hereof. Notwithstanding the foregoing, the Parties agree that Armkel will not be responsible for any claim relating to the formulation of the Products, except to the extent such formulation is not in accordance with the Specification through the gross negligence or willful misconduct of Armkel. C&D agrees to notify Armkel of all claims to be settled by C&D in accordance with this clause (c) as soon as possible. C&D's right to settle any claims for which Armkel is obligated to reimburse C&D under this clause (c), other than by the procedures contemplated by Section 8.3 hereof, shall terminate to the extent the aggregate of all such claims is greater than $75,000 in any contract year.

                  4.5 Notification of Delay or Non-Performance. (a) Without
                      ----------------------------------------
affecting Armkel's other obligations hereunder, in the event Armkel reasonably believes that production or delivery of the Products may be delayed, impaired or prevented for any reason, including for any reason which constitutes a permitted delay (in accordance with Section 9.1), Armkel shall (i) immediately notify C&D of the possibility of such delay, and the reasons therefor; (ii) immediately notify C&D of such actual delay, and the reasons therefor; and (iii) use all reasonable commercial efforts to keep its contractual commitments under this Agreement.

                      (b) If within 30 days the Parties are unable to resolve the subject problem, and if, at the conclusion of such period C&D reasonably determines that Armkel will not adequately be able to supply C&D's firm orders, C&D shall be free to enter into an agreement with an alternative supplier for such quantities of Products that C&D has determined that Armkel will be unable to supply (or any amount in excess thereof that constitutes the minimum batch size production from C&D's alternative supplier). Armkel shall be obligated for a period of 90 days from the end of such 30 day period to reimburse C&D for the increased expense incurred by C&D in obtaining its requirements for such Product from an alternative supplier over the costs for such Products hereunder.

                                    ARTICLE V

                            PAYMENT; PRODUCT PRICING

                  5.1 Payment. The consideration to be paid by C&D for the
                      -------
Manufacturing Services and Products shall be the Manufacturing Costs in respect of the Products actually provided to C&D. Armkel will invoice C&D in United States dollars on a monthly basis (with quarterly true-ups as necessary), and C&D shall pay to Armkel or to such Affiliate as Armkel may direct the amounts due under such invoices in United States dollars no later than 10 Business Days of receipt by C&D.

                  5.2 Notification of Changes in Raw Materials or Packaging
                      -----------------------------------------------------
Materials. Without limiting C&D's obligations hereunder, Armkel shall notify C&D
---------
in writing of all changes of which it becomes aware in the costs of raw materials or packaging material that are likely to materially change the Manufacturing Costs hereunder.

                  5.3 Purchase of Inventory. On the date of the Closing, Armkel
                      ---------------------
shall purchase on an "as is where is" basis from C&D all inventory relating to the Products, other than the finished goods inventory of the Products that C&D purchased from Armkel pursuant to the Product Line Purchase Agreement, and the agreed purchase price for such inventory shall be the invoice amount for such raw material components and packaging necessary to make the Products and shall be paid by means of four equal offsets to the amounts otherwise due to Armkel by C&D under the invoices to be delivered to C&D by Armkel hereunder until such payment is fully discharged.

                  5.4 Periodic Re-Evaluations. The Parties agree to re-evaluate
                      -----------------------
the Manufacturing Costs including the underlying methods used to determine such amounts, from time to time, and in any event at least annually, to confirm that such levels or fee structures produce a result consistent with the supply requirements of C&D and the costs incurred by the Parties to provide the Manufacturing Services.

                  5.5 Inspection, Sampling, Line Capacity, Raw Materials. (a)
                      --------------------------------------------------
Armkel shall inspect and sample all raw materials and packaging purchased for the Products for conformance with the Specifications and shall withhold from use in the manufacture of the Products any raw materials or packaging determined by Armkel not to be in conformity with such the Specifications. Armkel will maintain available line capacity and inventories of raw materials and packaging materials in sufficient amounts to support the production requirements of the Products contemplated by the best estimated forecast to be delivered by C&D to Armkel hereunder.

                      (b) Without limiting the provisions of Section 5.13, upon C&D's request and at its cost and expense, Armkel shall provide sample of raw materials and packaging purchased for the Products to C&D for analysis. If C&D reasonably determines that such material and packaging are not in conformance with the Specifications, Armkel shall withhold from use any such material not in conformance.

                  5.6 Obsolete Goods. It is understood by the Parties that when
                      --------------
production is terminated, and possibly during the term of this Agreement, some materials will either become obsolete due to changes in the Specifications or there will be extra material due to incorrect forecasting. Although C&D will be financially responsible for these obsolete and/or extra materials, (i) Armkel shall use all prudent means to minimize the financial impact to C&D of these material losses, and (ii) under no circumstances will C&D be responsible under the provisions of this Section for raw materials and packaging materials which, when ordered by Armkel or purchased by Armkel from C&D pursuant to Section 5.3 hereof, represented more than a six-month supply (based on C&D's rolling forecast at the time when the materials were purchased) of the item in question.

                  5.7 Records. Armkel shall keep complete, true and accurate
                      -------
records and accounts in accordance with generally accepted accounting principles applied on a consistent basis from year to year with respect to information used to determine the Manufacturing Costs (including, without limitation, raw materials and packaging) and other information relevant to the manufacture, packaging or shipping of the Products, quality assurance measures, and all other procedures utilized in the production process under this Agreement and including an inventory of all finished goods produced and shipped or held by Armkel. Such records and accounts shall be separate from the records and accounts with respect to Armkel's own products and activities. C&D or its representatives shall have the right to audit any and all of such records and accounts of Armkel.

                  5.8 Sampling and Testing. (a) Without limiting its warranties
                      --------------------
herein, Armkel shall perform at its sole cost and expense, the sampling and testing procedures, including microbiological, analytical and environmental testing, for the Products in accordance with C&D's Specifications and the quality control procedures for the Products prior to releasing the Products for delivery to C&D.

                      (b) Without limiting the provisions of Section 5.13, C&D may perform, or engage an independent third party to perform, at C&D's sole cost and expense, sampling and testing procedures for the products to determine that such Products are in accordance with the Specifications. If C&D reasonably determines that such Products are not in conformance with the Specifications, Armkel shall not release such Products for delivery to C&D.

                  5.9  Covenant and Warranty. (a) Armkel warrants that each lot
                       ---------------------
of Product sold to C&D will be manufactured, processed and packaged and held in accordance with the higher of the standards established by (i) the Good Manufacturing Practices regulations promulgated by the United States Food and Drug Administration (collectively, "Good Manufacturing Practices") or (ii)
                                    ----------------------------
Armkel's internal standards. All manufacturing services performed pursuant to this Agreement shall be performed in compliance with all material applicable federal, state, provincial and local laws, rules and regulations.

                       (b) Armkel warrants that the Products delivered to C&D in accordance with this Agreement (i) will be free from defects in materials and manufacture; (ii) will conform to the Specifications and all applicable laws and regulations of the United States Food and Drug Administration, the United States Public Health Service, and any and all other similar applicable health and safety laws and regulations of the United States, any state and any local jurisdiction; and (iii) when delivered to C&D, shall not be adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder; and (iv) shall not be articles which may not, under the provisions of Section 512 of the Federal Food, Drug and Cosmetic Act, be introduced into interstate commerce.

                       (c) Each Party shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its obligations hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses.

                  5.10 Acceptance. Each batch of the Products delivered by
                       ----------
Armkel to C&D shall be deemed to be accepted unless C&D gives Armkel a written notice (a "Rejection Notice") within 30 calendar days of C&D's actual receipt of
           ----------------
such Products, stating in reasonable detail the deficiencies of such Products hereunder and delivering any such rejected Products to Armkel at Armkel's expense. The rejection shall be conclusive and binding upon the Parties and C&D shall have no obligation to pay for such Products if Armkel does not specifically deny responsibility for the deficiencies with the Products forming the basis of C&D's rejection, by delivery within 30 days after Armkel's receipt of both the rejected goods and the Rejection Notice of written notice to C&D stating in reasonable detail the relevant information underlying its denial of responsibility.

                  5.11 Defects, Discrepancies. Armkel shall remedy any defects
                       ----------------------
or discrepancies caused by Armkel by replacement, at no additional cost to C&D, of any Products rejected by C&D in accordance with Section 5.10 above for failure to conform to the requirements of this Agreement. Armkel's obligation under the prior sentence shall include reimbursing C&D for all reasonable transportation, retrieval, storage and destruction costs associated with the defective Products. The remedies of this Section 5.11 are in addition to those contemplated by Article VIII hereof.

                  5.12 Recalls. C&D shall determine in its sole discretion, and
                       -------
in accordance with its direction, from time to time, to conduct a voluntary recall, market withdrawal or field correction (a voluntary or mandatory recall, and any such market withdrawal or field correction, a "Recall") of any Products
                                                       ------
manufactured by Armkel. To the extent any such Recall is the result of deficiencies of any Products arising from Armkel's breach hereunder, Armkel shall either replace the recalled Products with an equivalent quantity of such Products or credit C&D for the

Manufacturing Costs paid by C&D hereunder in respect of such Products. The remedies of this Section 5.12 are in addition to those contemplated by Article VIII hereof.

                  5.13 Access. Upon reasonable notice, and during Armkel's
                       ------
normal operations, Armkel shall permit C&D or its designees access to Armkel's facilities utilized in the receiving, handling, packaging and storage of packaging, raw materials and the Products for the purpose of ascertaining Armkel's compliance with Good Manufacturing Practices, Specifications and quality assurance requirements and otherwise with the terms hereunder in respect of the Manufacturing Services and determination of the Manufacturing Costs; provided, that unless permitted under another agreement between the Parties, C&D
--------
shall not have access to any part of Armkel's facilities which are not used directly in the manufacture of the Products or the receiving, storage, handling or packaging of any Products or raw materials or which are subject to limited access by agreement of the Parties. Notwithstanding the foregoing, C&D's access to and inspections of Armkel's facilities and operations permitted hereunder shall not affect Armkel's obligations to comply with all requirements of this Agreement. Armkel shall promptly notify C&D of any discrepancies noted during any inspection of Armkel's production facilities by the United States Food and Drug Administration, the United States Public Health Service, any state or any other legally authorized federal, state or local regulatory agency and shall also provide C&D a list of any discrepancies noted by any authorities relating to the manufacture, packaging and storage by Armkel of the Products, the raw materials and the packaging materials. Armkel shall allow C&D or its designees reasonable access to all records insofar as they relate to the Products.

                                   ARTICLE VI

                              TERM AND TERMINATION

                  6.1  Duration. Subject to the terms of Sections 9.2 and 9.3
                       --------
and this Article VI, this Agreement shall terminate upon the first anniversary of the date hereof; provided, that this Agreement shall be automatically renewed for successive one year periods unless either party gives notice of its intention not to renew (in whole or in part) at least three months prior to the expiration of the term.

                  6.2  Early Termination by Armkel.  (i)  Armkel may terminate
                       ---------------------------
this Agreement by (and effective upon) its delivery of written notice to C&D specifying the basis for termination hereunder, under the following circumstances:

                       (a) if C&D shall breach this Agreement in any material respect; provided, that C&D shall have the right to prevent termination based upon C&D's material breach of this Agreement by curing such material breach within 60 days following receipt of Armkel's termination notice;

                       (b) the sale to a third party of the Kelso Member's or C&D's ownership interests in Armkel pursuant to Section 10.3 ("Sales by Kelso:
Right of First Offer, Drag-Along Rights") or Section 10.2 ("Sales by C&D: Right of First Offer, Drag-Along Rights") of the LLC Agreement;

                      (c) following the occurrence of a Bankruptcy Event with respect to C&D or Armkel; or

                      (d) upon the occurrence of a Change of Control of C&D.

                  6.3 Early Termination by C&D. C&D may terminate this Agreement
                      ------------------------
by (and effective upon) its delivery of written notice to Armkel specifying the basis for termination hereunder, under the following circumstances:

                      (a) the sale to a third party of C&D's or the Kelso Member's ownership interests in Armkel pursuant to Section 10.2 ("Sales by C&D:
Right of First Offer, Drag-Along Rights") or Section 10.3 ("Sales by Kelso:
Right of First Offer, Drag-Along Rights") of the LLC Agreement;

                      (b) upon one month's written notice to Armkel if C&D determines in its sole discretion that it does not require the Manufacturing Services hereunder; or

                      (c) following the occurrence of a Bankruptcy Event with respect to C&D or Armkel.

                  6.4 Partial Termination. Without limiting any of the rights
                      -------------------
set forth in Section 6.3, C&D shall have the right to terminate the Manufacturing Services with respect to any Product if (1) the Manufacturing Services provided by Armkel with respect to such Product have been deficient for a period of at least 30 days, and such deficiency is within Armkel's control;
(2) the Chief Executive Officer of C&D recommends to the Board of Directors of C&D to terminate the Manufacturing Services provided by Armkel with respect to such Product, (3) C&D has provided written notice to Armkel detailing such deficiency and (4) C&D has provided Armkel an opportunity to cure such deficiency for a period of at least 15 days. Without limiting the foregoing, Armkel's failure to supply any Product that has been ordered in accordance with
Section 4.2 of this Agreement for a period in excess of 30 days from the due date of delivery shall be deemed to be a deficiency in the services provided. In the event of termination of any Manufacturing Services effected pursuant to this
Section 6.4, C&D may thereafter purchase such Product from an alternative source. In the event any Manufacturing Service is terminated in accordance with this Section 6.4, this Agreement shall remain in effect with respect to all other Manufacturing Services unless otherwise terminated in full in accordance with the other terms of this Article VI.

                  6.5 Consequences on Termination. In the event this Agreement
                      ---------------------------
expires or is terminated in accordance with this Article VI, then (a) Armkel shall promptly cease all Manufacturing Services, and shall cause its Affiliates to do so, and shall transfer back to C&D all works in progress and finished goods and associated raw materials, (b) each of Armkel and C&D shall promptly return all Confidential Information received from the other Party in connection with this Agreement, without retaining a copy thereof, (c) each of Armkel and C&D shall promptly honor all credits and make any accrued and unpaid payment to the other Party as required pursuant to the terms of this Agreement, including payments for all works in progress, finished goods and raw materials, (d) C&D shall remove its Equipment from the Facility as contemplated by Section 3.3 hereof, and (e) each Party shall continue to be subject to and responsible for its accrued but unperformed obligations and any liabilities in respect of its prior breach hereof.

                                   ARTICLE VII

                             LIMITATION ON LIABILITY

                  7.1 Limitation on Liability. Neither Party nor any of its
                      -----------------------
Affiliates will be liable to the other Party or its Affiliates for any claim or demand against such other Party and its Affiliates, and their respective officers, directors, partners, principals, employees, agents or representatives, arising under or relating to this Agreement (i) by any unaffiliated third party (except as provided in Article VIII hereof), or (ii) for any amounts representing loss of profit, loss of business or special, indirect, incidental, consequential or punitive damages of any nature whatsoever, including, without limitation, any damages arising out of or in connection with any loss of business or anticipatory profits, even if such Person has been advised of the possibility of such damages.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  8.1 C&D Indemnification. Subject to Article VII, C&D (for
                      -------------------
purposes of Section 8.3, an "Indemnifying Party") shall indemnify, defend and
                             ------------------
hold harmless Armkel and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Armkel Indemnified Parties", and for purposes of Section
                    --------------------------
8.3, each an "Indemnified Party"), from and against all liabilities,
              -----------------
out-of-pocket costs and expenses, including, without limitation, reasonable defense costs, settlement costs and attorneys' fees (collectively, "Losses"),
                                                                    ------
based upon (i) any claim, action, suit or proceeding by an unaffiliated third party arising out of or related to the provision of Manufacturing Services pursuant to this Agreement; provided, however, that the foregoing
                            --------
indemnification under clause (i) shall not apply to the extent, and only to the extent, that such Losses are directly and proximately caused by the gross negligence or willful misconduct of Armkel or its Affiliates or Armkel's failure to comply in any material respect with the express terms of this Agreement or
(ii) C&D's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligations set forth in this Section 8.1 are subject to the indemnification procedures set forth in Section 8.3.

                  8.2 Armkel Indemnification. Subject to Article VII, Armkel
                      ----------------------
(for purposes of Section 8.3, an "Indemnifying Party") shall indemnify, defend
                                  ------------------
and hold harmless C&D and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "C&D Indemnified Parties", and for purposes of Section 8.3,
                    -----------------------
each an "Indemnified Party") from and against any Losses suffered by the C&D
         -----------------
Indemnified Parties to the extent, and only to the extent, that such Losses are directly or proximately caused by (i) the gross negligence or willful misconduct of Armkel or its Affiliates or (ii) Armkel's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligations set forth in this Section 8.2 are subject to the indemnification procedures set forth in Section 8.3.

                  8.3 Procedures for Indemnity Claims. Any claim which may form
                      -------------------------------
a basis for indemnification hereunder (an "Indemnity Claim") by any Indemnified
                                           ---------------
Party shall be asserted and resolved as set forth in this Section 8.3. The Indemnified Party shall promptly, but in no event more than 15 Business Days following such Indemnified Party's receipt of, notice of, or actual knowledge of such claim, give written notice to the Indemnifying Party, which notice shall state in reasonable detail the nature and basis of the Indemnity Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of any claim) and which notice, if applicable, shall also have attached to it copies of all relevant documents received by the Indemnified Party substantiating such Indemnity Claim (the "Claim Notice"). Failure of the Indemnified Party to give a Claim Notice as
      ------------
contemplated hereby shall not relieve the Indemnifying Party from liability for indemnification hereunder, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, on an ongoing basis promptly after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Indemnity Claim, as the case may be. With respect to an indemnity claim other than an a third party claim that is resolved as provided in this Section 8.3, the Indemnifying Party shall promptly pay such Indemnity Claim within 20 Business Days from its receipt of the Claim Notice (the "Notice Period"), unless, it notifies the Indemnified
                       -------------
Party in writing that the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to the Indemnity Claim. If the Indemnity Claim involves an amount in dispute with a third party (a "Third Party Claim"), the Indemnifying Party may advise the
                -----------------
Indemnified Party within 10 Business Days from its receipt of the Claim Notice that it will defend the Indemnified Party against such Third Party Claim. Except as hereinafter provided, in the event that the Indemnifying Party so notifies the Indemnified Party that it will defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. All costs and expenses incurred by the Indemnifying Party in defending the Third Party Claim shall be paid by the Indemnifying Party. If an Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, that the
                                                   --------
Indemnified Party and its counsel shall comply with all reasonable instructions from the Indemnifying Party. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnified Party, to the extent such judgment or settlement imposes a non-monetary obligation on the Indemnified Party or is not accompanied by a complete and unconditional release of the Indemnified Party in respect of such Third Party Claim; provided, that the consent of the
                                      --------
Indemnified Party shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party may conduct the defense and the reasonable costs and expenses pertaining to such defense shall be the liability of the Indemnifying Party. In any case, whether or not the Indemnifying Party elects to control the defense of a Third Party Claim, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnifying Party, and without such consent the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder in respect of the related Indemnification Claim; provided, that the consent of the Indemnifying Party
                       --------
shall not be unreasonably withheld,
conditioned or delayed. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any Third Party Claim, the Indemnified Party will, as reasonably required, give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof.

                  8.4 Sole Remedy. The remedies set forth in this Agreement
                      -----------
shall constitute the sole and exclusive remedy and shall be in lieu of any other remedies that may be available to Armkel Indemnified Parties or C&D Indemnified Parties under any agreement, pursuant to any statutory or common law, in equity or otherwise with respect to the subject matter of this Agreement. The Parties each hereby waive any provision of any applicable law to the extent that it would limit or restrict the agreements contained in this Section 8.4.

                                   ARTICLE IX

                            MISCELLANEOUS AND GENERAL

                  9.1 Force Majeure. Subject to Section 4.5 hereof, in the event
                      -------------
the performance by C&D or Armkel of their respective duties or obligations hereunder is interrupted or interfered with by reason of any cause beyond its reasonable control including, but not limited to, fire, storm, flood, earthquake, explosion, war, strike or labor disruption, rebellion, insurrection, quarantine, `act of God', boycott, embargo, shortage or unavailability of supplies, riot, or governmental law, regulation or edict (collectively, a "Force
                                                                           -----
Majeure Event"), the Party affected by such Force Majeure Event shall not be
-------------
deemed to be in default of this Agreement by reason of its nonperformance of its obligations hereunder to the extent due to such Force Majeure Event, but shall give prompt written notice to the other Party of the Force Majeure Event. If, as soon as, and to the extent that the Force Majeure Event no longer interrupts a Party's performance of its obligations hereunder, its interrupted obligations shall accrue from such point forward under the terms hereof.

                  9.2 Confidential Information. The Parties hereto expressly
                      ------------------------
acknowledge and agree that all information, whether written or oral, furnished by either Party to the other Party or any Affiliate of such other Party pursuant to this Agreement, including any schedules and exhibits hereto ("Confidential
                                                                 ------------
Information") shall be deemed to be confidential and shall be maintained by each
-----------
Party and their respective Affiliates in confidence, using the same degree of care to preserve the confidentiality of such Confidential Information that the Party to whom such Confidential Information is disclosed would use to preserve the confidentiality of its own information of a similar nature and in no event less than a reasonable degree of care. Except as authorized in writing by the other Party, neither Party shall at any time disclose or permit to be disclosed any such Confidential Information to any person, firm, corporation or entity,
(i) except as may reasonably be required in connection with the performance of this Agreement by the Parties or their respective Affiliates, as the case may be, and (ii) except to the Parties' lenders, financing sources, agents or representatives who are informed by the Parties of the confidential nature of the information and are bound to maintain its confidentiality, and (iii) in the course of due diligence in connection with the sale of all or a portion of either Party's business or the sale of either Party's ownership interests in Armkel, provided the disclosure is pursuant to a written nondisclosure agreement having terms comparable to Sections 9.2 and 9.3 hereof. The provisions of this Section 9.2 shall survive the termination of this Agreement.

                  9.3 Exceptions. The obligation not to disclose information
                      ----------
under this Section 9.2 shall not apply to information that, as of the Closing Date or thereafter, (i) is or becomes generally available to the public other than as a result of disclosure made by the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof, (ii) was or becomes readily available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis prior to its disclosure to such Party by the other Party, or (iii) becomes available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis from a source other than its own files or personnel or the other Party or its Subsidiaries, provided, that such source is
                                                  --------
not known by the Party desiring to treat such information as nonconfidential to be bound by confidentiality agreements with the other party or its Subsidiaries or by legal, fiduciary constraints on disclosure of such information, or (iv) is required to be disclosed pursuant to a governmental order or decree or other legal requirement (including the requirements of the U.S. Securities and Exchange Commission and the listing rules of any applicable securities exchange), provided, that the Party required to disclosure such information
           --------
shall give the other Party prompt notice thereof prior to such disclosure and, at the request of the other Party, shall cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order. Nothing in this Section 9.3 shall limit in any respect either Party's ability to disclose information in connection with the enforcement by such Party of its rights under this Agreement.

                  9.4 License. C&D hereby grants Armkel a non-assignable,
                      -------
non-sublicenseable, royalty-free license to use C&D's marks, trade dress, logos, artwork, packaging and labeling and all related items and rights ("Marks") on
                                                                   -----
Products supplied by Armkel to C&D hereunder. All Marks for the Products provided by C&D shall remain the exclusive and sole property of C&D. Armkel shall not utilize, for any purpose whatsoever, any Mark provided hereunder in any manner inconsistent with the terms of this Agreement or any other agreement between the parties. Armkel further agrees that it will in no way utilize the Marks in any other manner regarding Armkel, unless C&D's prior written consent specifically referencing this Section 9.3 is obtained.

                  9.5 Independent Contractor. This Agreement shall not
                      ----------------------
constitute or give rise to a partnership between the Parties. The operation of any equipment or machinery or devices used by Armkel and the employment of labor to process, package, pack, code date, stencil, store, assemble and load the Products shall be the sole responsibility of Armkel. All activities by Armkel under the terms of this Agreement shall be carried on by Armkel as an independent contractor and not as an agent for or employee of C&D and this Agreement shall not constitute or give rise to an agency relationship between the parties except as otherwise expressly contemplated hereby. C&D shall not be liable for any injuries or personal or real property damages incurred by Armkel or its agents or employees in the performance of their duties hereunder, as the case may be, unless caused by the material breach by C&D of the terms hereof. No employee of Armkel shall be deemed to be an employee of C&D.

                  9.6 Conflict with Purchase Order Terms. In case of any
                      ----------------------------------
conflict between the terms of this Agreement and the terms of any purchase orders, acceptances, correspondence, memoranda, listing sheets or documents forming part of any order or acceptance for the Products during the term of this Agreement, the terms of this Agreement shall govern and prevail and conflicting and additional terms and conditions of any such documents shall be deemed deleted and shall not be binding upon the Parties.

                  9.7 Taxes. C&D shall pay all sales, revenue, excise or other
                      -----
federal, state or local taxes payable with respect to any purchase or shipment of the Products hereunder, excluding franchise, ad valorem, income taxes or other similar taxes of Armkel related to the operation of its business. In lieu of sales taxes, C&D may provide Armkel with an appropriate sales tax exemption certificate acceptable to the relevant taxing authority.

                  9.8 Modification or Amendment. Subject to the provisions of
                      -------------------------
applicable law, the parties hereto may only modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of C&D and Armkel.

                  9.9 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.
                      ---------------------------------------------

                      (i) THIS AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING FROM OR RELATING TO THE AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.10 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                      (ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY

CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.

                  9.10  Notices. Any notice, request, instruction or other
                        -------
document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been delivered (i) on the date of service, if served personally, (ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital transmission method, (iii) on the first business day after sent, if sent for next day delivery by recognized overnight delivery service and
(iv) on the third day after it is sent, if sent by first class mail. In each case, notice shall have been sent to the Parties at the following addresses:

                  if to Armkel:
                  ------------

                  Armkel, LLC
                  c/o Kelso & Company
                  320 Park Avenue, 24/th/ Floor
                  New York, NY 10022
                  Attention: James J. Connors, II, Esq.
                  Facsimile: (212) 223-2379

                  (with copies to:

                  Lou Kling
                  Eileen T. Nugent
                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Telephone:  (212) 735-3000
                  Facsimile:  (212) 735-2000

                  if to C&D
                  ---------

                  Church & Dwight Co., Inc.
                  469 North Harrison
                  Princeton, New Jersey 08543
                  Attention: Mark Bilawsky, Esq.
                  Facsimile: (609) 497-7177

                  (with copies to

                  Ronald Beard, Esq.

                  Gibson, Dunn & Crutcher LLP
                  4 Park Plaza
                  Irvine, California  92614
                  Telephone: (949) 451-4089
                  Facsimile: (949) 475-4730

                  and

                  Steven P. Buffone
                  Barbara L. Becker
                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, New York 10166
                  Telephone:  (212) 351-4000
                  Facsimile:  (212) 351-4035)


or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

                  9.11 Entire Agreement. This Agreement, including any schedules
                       ----------------
and exhibits hereto or thereto, constitute the entire agreement with respect to the subject matter hereof, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties.

                  9.12 Severability. It is the intention of the Parties that the
                       ------------
provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  9.13 No Third-Party Beneficiary Rights.  This Agreement is not
                       ---------------------------------
intended to confer upon any Person other than the Parties any rights or remedies hereunder or in connection herewith.

                  9.14 Assignment. This Agreement and any rights and obligations
                       ----------
hereunder shall not be assignable by either Party whether by operation of law or otherwise, without the prior written consent of the other Party, and any assignment made in contravention of this Section 9.14 shall be null and void; provided, that a Party may assign any of its rights and obligations hereunder in
--------
whole or in part, to an Affiliate of such Party without consent of the other Party, provided such Affiliate agrees to be bound by this Agreement; provided
                                                                     --------
further, that any Affiliate of a Party may perform any obligations due to be
-------
rendered by such Party to the
other Party hereunder and any Party may cause any obligation due to it by the other Party hereunder to be rendered to its Affiliate, if in either of such cases, such substitution does not change the nature of the obligations in any way or otherwise have any adverse impact on the other Party; provided further, that if a Party's Affiliate is performing any obligations on behalf of such Party, such Party shall continue to be directly and primarily liable hereunder for the performance thereof.

                  9.15 Arbitration. The Parties shall endeavor to settle all
                       -----------
disputes by amicable negotiations. Except as otherwise provided herein, any claim, dispute, disagreement or controversy that arises among the Parties relating to this Agreement that is not amicably settled shall be resolved by arbitration. Any such arbitration shall be heard in The City of New York, New York, before a panel consisting of three (3) arbitrators, each of whom shall be impartial. Upon the written Request for Arbitration of either Party to commence arbitration hereunder, each Party shall choose one (1) arbitrator within fifteen
(15) days of the date of such request. The arbitrators chosen by each Party shall then mutually choose one (1) additional arbitrator within fifteen (15) days after both arbitrators have been chosen by the Parties. Except as the Parties may otherwise agree, all arbitrators (if not selected by the Parties and arbitrators within a total of thirty (30) days of a written Request for Arbitration) shall be appointed pursuant to the commercial arbitration rules of the American Arbitration Association. In determining the appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his or her decision as to the identity of the arbitrator(s) shall be final. An arbitration may be commenced by either Party by the service of a written Request for Arbitration upon the other. Such Request for Arbitration shall summarize the controversy or claim to be arbitrated. All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective Party incurring such costs and fees but the arbitrators shall have the discretion to award costs and/or attorney's fees as they deem appropriate under the circumstances. The Parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. It is intended that controversies or claims submitted to arbitration under this
Section 9.15 shall remain confidential, and to that end it is agreed by the Parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any Persons concerning them, shall be disclosed to third Persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration. Any arbitration under this
Section 9.15 shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association. All decisions by the panel of arbitrators shall be final, binding and nonappealable.

                  9.16 Headings/Construction. Section headings contained in this
                       ---------------------
Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Person.

                  9.17 Counterparts. This Agreement may be executed in any
                       ------------
number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  9.18 Determinations by Armkel. For purposes of this Agreement,
                       ------------------------
determinations to be made by Armkel hereunder shall be made solely as directed by the Kelso Member or, in the event of a sale to a third party of all of the Kelso Member's ownership interests in Armkel pursuant to Section 10.3 of the LLC Agreement, such third party transferee, in each case, acting in good faith on behalf of Armkel and its members.

                  IN WITNESS WHEREOF, the Parties hereby have caused this Agreement to be executed by their proper officers, duly authorized to do so, as of the date first written above.

                                             ARMKEL, LLC


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             CHURCH & DWIGHT CO., INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                                    Equipment
                                    ---------

     Any equipment and tangible personal property located at the Facility that constitutes a PL Purchased Asset under the Product Line Purchase Agreement that is used primarily in the production of the APD Product Lines, or by any property tags that appear in the records of C&D.

                                    EXHIBIT B

                                    Products
                                    --------

     See Attached for List of Arrid Extra Dry, Arrid XX and Lady's Choice Products by SKU